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                                                                    EXHIBIT 23.1


                       CONSENT OF INDEPENDENT ACCOUNTANTS




We consent to the incorporation by reference in the registration statement of The BISYS Group, Inc. on Form S-3 of our report dated August 7, 1998 (except as to certain information presented in Note 12, for which the date is August 21,
1998), on our audits of the consolidated financial statements and financial statement schedules of The BISYS Group, Inc. as of June 30, 1998 and 1997, and for the years ended June 30, 1998, 1997 and 1996 which report is included in the Annual Report on Form 10-K.



PricewaterhouseCoopers LLP






Columbus, Ohio
June 17, 1999